                                                                    EXHIBIT 99.1



                                  [INDUS LOGO]



FOR IMMEDIATE RELEASE

CONTACTS:
Indus International                       Kalt Rosen & Co.
Gary Frazier, Corporate Communications    Pierre Hirsch/Howard Kalt
770-989-4188, gary.frazier@indus.com      415/397-2686

         INDUS INTERNATIONAL REPORTS FISCAL SECOND QUARTER 2005 RESULTS

                 Overcomes Challenges to Meet Quarterly Guidance
                            In Seasonally Low Quarter

ATLANTA, OCTOBER 27, 2004 - Indus International Inc. (NASDAQ: IINT), a leading provider of Service Delivery Management (SDM)(TM) solutions, today announced results of operations for its fiscal second quarter ended September 30, 2004, and provided guidance for future financial performance.

KEY QUARTERLY FINANCIAL AND BUSINESS HIGHLIGHTS:

         - Grew software license revenue by 24 percent over the second quarter of the prior year, as part of continued focus on sales of software licenses over services and consistent with business plans to achieve a model with more leverage

         - Reduced quarterly adjusted net loss by $4.3 million year-over-year, as a result of recent cost containment initiatives and efficiencies gained from our business restructurings

         - Signed contract for major license expansion at Xcel Energy to implement an integrated Service Suite and Asset Suite solution across 11 states in 80 service centers, demonstrating customer adoption of Indus' SDM solutions in a key target industry

         - Licensed Service Suite in 50 percent of this quarter's software deals, further validating our SDM strategy and the strength of our solutions

         - Released Service Suite 6.0, Indus' first commercial release of the field service management solution acquired from Wishbone Systems Inc.

         - Partnered with Accenture to secure a sale of our Asset Suite to Paks, a Hungarian nuclear power producer, in our continued expansion and growth in Eastern Europe

         - Implemented a business restructuring plan to improve the Company's operating efficiencies that resulted in the elimination of more than 70 positions, a charge to operations of $1.9 million and a lowering of Indus' break-even point

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                   Indus Announces Fiscal Second Quarter 2005 Results, page 2


         - Significantly diversified the Company's shareholder base and eased investor "overhang" concerns with the sale by Warburg Pincus of approximately 14.5 million shares of Indus stock in a PIPE transaction

         - Added new customers to the Indus portfolio, including Hill-Rom, Koch Cellulose and Paks

SECOND QUARTER AND YEAR-TO-DATE FISCAL 2005 RESULTS

Total revenue for the second quarter of fiscal 2005 was $32.6 million, compared with $34.0 million in the same quarter last year. Software license fees totaled $6.5 million, 24 percent greater than the same period a year ago. Net loss for the quarter was $2.2 million, or $0.04 per share, including a $1.9 million restructuring charge related to previously announced staffing rationalizations. This compares with a net loss of $4.6 million, or $0.09 per share, in the second quarter of fiscal 2004. Excluding the $1.9 million charge, adjusted net loss for the second quarter of 2005 was $250,000, or approximately breakeven on a per share basis.

Total revenue for the first six months of fiscal 2005 was $71.1 million, during which time software license fees grew 13.5 percent over the same period of the prior year. Total revenue for the first six months of fiscal 2004 was $72.2 million. The Company's net loss for the first six months of fiscal 2005 totaled $12.1 million, or $0.21 per share, compared with $9.5 million, or $0.21 per share during the like period a year ago. During the first six months of fiscal 2005, the Company incurred restructuring charges associated with rationalizations of facilities and staffing totaling $12.4 million, compared to no such charges in the same period last year. Adjusted net income, which excludes the restructuring charges, was $279,000 for the first six months of fiscal 2005, reflecting a $9.7 million improvement over the adjusted net loss for the same period in fiscal 2004.

EXECUTIVE COMMENTARY

"We made great progress in executing our plan in what is traditionally one of our toughest quarters," said Indus President and CEO Greg Dukat. "In spite of this anticipated seasonal weakness, we produced one of our highest quarterly license revenue performances in four and a half years, and met guidance for the sixth consecutive quarter. The Service Suite and SDM messages are continuing to lead the way in our sales cycles, helping us generate new license deals within our customer base and with new customers in high-growth areas like healthcare and utilities in Central Europe. We are confident that our plan is taking hold."

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


                   Indus Announces Fiscal Second Quarter 2005 Results, page 3


Indus Chief Financial Officer Tom Williams added, "I'm particularly pleased that we were able to stay focused and execute in a quarter filled with challenging events, including a significant restructuring and Warburg Pincus' sale of Indus stock. Our company's ability to overcome these challenges attests both to the mettle of our people and the strength of our solutions. We all look forward to a quarter without distraction."

BUSINESS OUTLOOK

For the third fiscal quarter of 2005 ending December 31, 2004, the Company currently projects revenues of between $32.5 million and $34.5 million. Net income for the quarter is anticipated to range between $1.5 million and $2.5 million, which includes approximately $1.0 million of benefits for revisions to business restructuring charges incurred in the first quarter of fiscal 2005 and related to the anticipated income under an agreement to sublease office space previously vacated in San Francisco, Calif. These projections assume no significant changes to the current general economic environment and the capital spending environments within our markets over the next few months.

INVESTOR CALL

As announced on October 19th, Indus will conduct an investor conference call to discuss the Company's results at 4:30 p.m. (Eastern) today. Investors may access the conference call over the Internet via the Company's Website (investor.indus.com), or via telephone by dialing 800-938-0653 (International callers dial 973-321-1100). Those listening via the Internet should go to the site 15 minutes early to register, download and install any necessary audio software.

For those who cannot listen to the live broadcast, a replay will be available through midnight (Eastern), November 12, by dialing 877-519-4471 (international callers dial 973-341-3080) and entering conference ID #5210103; or by going to the Company's Website (investor.indus.com).

Like most companies, Indus will be taking live questions from securities analysts and institutional portfolio managers, but the complete call is open to all interested parties on a listen-only basis. Furthermore, Indus will answer questions submitted by individual investors at any time prior to and during the call. Individual investors should send their questions via email to investorqa@indus.com.

                                     -more-

                   Indus Announces Fiscal Second Quarter 2005 Results, page 4


ABOUT INDUS INTERNATIONAL

Indus is a leading provider of Service Delivery Management (SDM) solutions, which help clients in a broad array of industries optimize the management of their customers, workforce, spare parts inventory, tools and documentation in order to maximize performance and customer satisfaction while achieving significant cost savings. Indus customer, asset and workforce management software products, professional services and hosted service offerings improve our clients' profitability by reducing costs, increasing capacity and competitiveness, improving service to their customers, facilitating billing for services and ensuring regulatory compliance. Indus solutions have been purchased by more than 400 companies in more than 40 countries, representing diverse industries -- including manufacturing, utilities, telecommunications, government, education, transportation, facilities and property management, consumer packaged goods and more. For more information, visit our Website at http://www.indus.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This press release contains statements, estimates or projections that are not historical in nature and that may constitute "forward-looking statements" as defined under U.S. federal securities laws. These statements include, but are not limited to, estimated revenues and operating results for the quarter ending on December 31, 2004, the Company's ability to realize income statement savings from its restructuring initiatives during fiscal 2005, and the Company's ability to maintain and increase its leadership in Service Delivery Management and broaden its customer base. These statements, which speak only as of the date given, are subject to certain risks and uncertainties that could cause actual results to differ materially from our Company's historical experience and our expectations or projections. These risks include, but are not limited to, projected growth in the emerging service delivery management market, market acceptance of our service delivery management strategy, current market conditions for our products and services, our ability to achieve growth in our asset management and customer management offerings, market acceptance and the success of our new products and enhancements and upgrades to our existing products, the success of our product development strategy, our competitive position, the ability to establish and retain partnership arrangements, our ability to develop our indirect sales channels, the successful integration of the acquisition of Wishbone Systems Inc., including the challenges inherent in diverting our management's attention, changes in our executive management team, uncertainty relating to and the management of personnel changes, the ability to realize the anticipated benefits of our recent restructurings, timely development and introduction of new products, releases and product enhancements, current economic conditions, heightened security and war or terrorist acts in countries of the world that affect our business and other risks identified from time-to-time in the Company's SEC filings. Investors are advised to consult the Company's filings with the SEC, including its 2004 Annual Report on Form 10-K and subsequent quarterly reports on Form 10-Q, for a further discussion of these and other risks.

The information presented in this press release includes financial measures using generally accepted accounting principles ("GAAP") and using adjustments to GAAP. In particular, we have shown certain GAAP measures adjusted to eliminate restructuring charges in the three- and six- month periods shown and discussed herein, which relate to excess lease costs for vacated office space and severance costs. We have presented such non-GAAP financial measures because we believe that they are helpful for a period-to-period comparison of our results and are frequently used by securities analysts, investors and other interested parties, in addition to and not in lieu of GAAP results, to compare the performance of companies.

Indus is a trademark of Indus International Inc. Other company and product names may be trademarks of the respective companies with which they are associated.

                                       ###

                   Indus Announces Fiscal Second Quarter 2005 Results, page 5


                            INDUS INTERNATIONAL, INC.
                         CONSOLIDATED INCOME STATEMENTS
                      (In Thousands, except per share data)
                                   (Unaudited)


                                                Three Months Ended              Six Months Ended
                                                   September 30,                  September 30,
                                              -----------------------       -----------------------
                                                2004           2003           2004           2003
                                              --------       --------       --------       --------
REVENUE:
  Software license fees                       $  6,541       $  5,263       $ 15,975       $ 14,079
  Services:
    Support, outsourcing and hosting            15,321         14,037         30,115         29,061
    Consulting, training and other              10,704         14,705         25,028         29,091
                                              --------       --------       --------       --------
Total revenue                                   32,566         34,005         71,118         72,231
                                              --------       --------       --------       --------

Cost of revenue:
  Software license fees                            581            149          2,650            378
  Services:
    Support, outsourcing and hosting             4,436          4,996          9,439         10,654
    Consulting, training and other               9,402         10,341         19,989         22,546
                                              --------       --------       --------       --------
Total cost of revenue                           14,419         15,486         32,078         33,578
                                              --------       --------       --------       --------
Gross margin                                    18,147         18,519         39,040         38,653
                                              --------       --------       --------       --------

OPERATING EXPENSES:
  Research and development                       7,377          8,769         16,096         19,314
  Sales and marketing                            6,941          8,835         14,973         17,194
  General and administrative                     3,765          5,075          7,359         10,525
  Restructuring expenses                         1,937             11         12,395             23
                                              --------       --------       --------       --------
    Total operating expenses                    20,020         22,690         50,823         47,056
                                              --------       --------       --------       --------

Operating loss                                  (1,873)        (4,171)       (11,783)        (8,403)

Other income (expense)                            (197)           (10)          (113)          (491)
                                              --------       --------       --------       --------

Pre-tax loss                                    (2,070)        (4,181)       (11,896)        (8,894)

Provision for income taxes                         117            382            220            593
                                              --------       --------       --------       --------
NET LOSS                                      $ (2,187)      $ (4,563)      $(12,116)      $ (9,487)
                                              ========       ========       ========       ========

NET LOSS PER SHARE:

    Basic                                     $  (0.04)      $  (0.09)      $  (0.21)      $  (0.21)
                                              ========       ========       ========       ========
    Diluted                                   $  (0.04)      $  (0.09)      $  (0.21)      $  (0.21)
                                              ========       ========       ========       ========

SHARES USED IN COMPUTING PER SHARE DATA:

    Basic                                       57,234         48,922         57,149         45,519
    Diluted                                     57,234         48,922         57,149         45,519


         Indus International, Inc. 3301 Windy Ridge Parkway Atlanta Georgia 30339 Tel: 770.952.8444 Fax: 770.955.2977


                                     -more-

                   Indus Announces Fiscal Second Quarter 2005 Results, page 6


                           INDUS INTERNATIONAL, INC.
                  RECONCILIATION OF ADJUSTED NET INCOME (LOSS)
                     (In Thousands, except per share data)
                                   (Unaudited)


                                                       Three Months Ended            Six Months Ended
                                                         September 30,                 September 30,
                                                    -----------------------       -----------------------
                                                      2004           2003           2004           2003
                                                    --------       --------       --------       --------
RECONCILIATION OF ADJUSTED NET INCOME (LOSS)*:
  Net loss                                          $ (2,187)      $ (4,563)      $(12,116)      $ (9,487)
  Restructuring expenses                               1,937             11         12,395             23
  Income tax effect                                       --             --             --             --
                                                    --------       --------       --------       --------
  Adjusted net income (loss)*                       $   (250)      $ (4,552)      $    279       $ (9,464)
                                                    ========       ========       ========       ========

ADJUSTED NET INCOME (LOSS) PER DILUTED SHARE*       $  (0.00)      $  (0.09)      $   0.00       $  (0.21)
                                                    ========       ========       ========       ========


*   The   information   presented   above  includes  financial  measures
    using generally accepted accounting principles ("GAAP") and using adjustments to GAAP. In particular, we have shown certain GAAP measures adjusted to eliminate restructuring charges relating to excess lease costs for vacated office space and severance costs. We have presented such non-GAAP financial measures because we believe that they are helpful for a period-to-period comparison of our results and are frequently used by securities analysts, investors and other interested parties, in addition to and not in lieu of GAAP results, to compare the performance of companies.


         Indus International, Inc. 3301 Windy Ridge Parkway Atlanta Georgia 30339 Tel: 770.952.8444 Fax: 770.955.2977


                                     -more-

                   Indus Announces Fiscal Second Quarter 2005 Results, page 7


                            INDUS INTERNATIONAL, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (In Thousands)




                                                     September 30, 2004         March 31, 2004
                                                     ------------------         --------------
ASSETS                                                   (Unaudited)

CURRENT ASSETS:
Cash and cash equivalents                                 $  18,461                $  31,081
Restricted cash, current                                        697                       70
Billed accounts receivable, net                              20,870                   21,201
Unbilled accounts receivable                                  8,063                    9,074
Other current assets                                          3,623                    3,069
                                                          ---------                ---------
   Total current assets                                      51,714                   64,495

Property and equipment, net                                  30,926                   32,919
Capitalized software, net                                     5,641                    7,689
Goodwill                                                      7,442                    6,956
Acquired intangible assets, net                              11,522                   12,562
Restricted cash, noncurrent                                   5,809                    5,492
Other assets                                                    836                    1,560
                                                          ---------                ---------

          Total assets                                    $ 113,890                $ 131,673
                                                          =========                =========

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:

Notes payable                                             $     767                $     767
Accounts payable                                              4,830                    6,806
Accrued liabilities                                          18,494                   17,671
Deferred revenue                                             29,906                   38,257
                                                          ---------                ---------
   Total current liabilities                                 53,997                   63,501

Income taxes payable                                          3,696                    4,389
Mortgage, capital leases and other liabilities               21,161                   16,907

STOCKHOLDERS' EQUITY:

Common stock                                                     58                       57
Additional paid-in capital                                  164,800                  164,431
Treasury stock, at cost                                      (4,681)                  (4,681)
Deferred compensation                                           (57)                     (50)
Accumulated deficit                                        (126,097)                (113,981)
Accumulated other comprehensive income                        1,013                    1,100
                                                          ---------                ---------
   Total stockholders' equity                                35,036                   46,876
                                                          ---------                ---------

          Total liabilities and stockholders' equity      $ 113,890                $ 131,673
                                                          =========                =========



         Indus International, Inc. 3301 Windy Ridge Parkway Atlanta Georgia 30339 Tel: 770.952.8444 Fax: 770.955.2977

                                     -end-